Exhibit 99.1

Lexaria Bioscience Announces Increased Size and Closing of Private Placement

Kelowna, British Columbia – October 31, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces that due to strong demand it has increased the size of its previously announced non-brokered private placement, closing on gross proceeds of US$1,515,440 (the “Offering”).

The Offering is comprised of 947,150 units (each, a “Unit”) at an issue price of US$1.60 per Unit. Each Unit consists of one common share of the Company (a “Share”) and one common share purchase warrant (each, a “Warrant”). Each Warrant shall entitle the holder to acquire one common share of the Company at a price of US$2.25 per common share for a period of 24 months following the closing of the Offering. Finder’s fees of US$45,080 and 28,175 finder’s warrants were paid on a portion of the proceeds raised, with each finder’s warrant having exercise terms identical to the Warrants issued.

The net proceeds of the Offering will be used to fund construction and development of the Company’s new Canadian-based laboratory; to accelerate Lexaria-developed R&D; and for general corporate purposes.

“We thank both our new subscribers and those existing shareholders who supported this private placement, during unusually adverse market conditions — a testament to their belief in the vision and prospects of Lexaria,” said Chris Bunka, Chief Executive Officer of Lexaria Bioscience Corp.

The Offering is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the Canadian Securities Exchange and the applicable securities regulatory authorities. All securities issued will be subject to applicable hold periods in accordance with Canadian securities laws and will be “restricted securities” as defined under the securities law of the United States.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any State in which such offer, solicitation or sale would be unlawful. The securities being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the United States Securities Act of 1933, as amended, and applicable state securities laws.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has ten patents granted in the USA and in Australia and has filed over 50 patent applications worldwide across ten patent families. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.
www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter https://twitter.com/lexariacorp and on Facebook https://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact as can any results that cannot be reproduced in subsequent testing. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). TurboCBDTM, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.